UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2016

FAIRMOUNT SANTROL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36670	34-1831554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8834 Mayfield Road, Chesterland, Ohio	44026
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 255-7263

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Annual Meeting Results

The Annual Meeting of Stockholders of Fairmount Santrol Holdings Inc. (the “Company”) was held on May 5, 2016. The following matters were voted on at the Annual Meeting and received the approval of the Company’s stockholders:

(i) Election of William E. Conway, Stephen J. Hadden and Michael E. Sand as Directors of the Company. The nominees were elected as Directors with the following votes:

William E. Conway

For	109,926,462
Withheld	5,354,670
Broker non-votes	40,393,724

Stephen J. Hadden

For	114,970,382
Withheld	310,750
Broker non-votes	40,393,724

Michael E. Sand

For	114,573,339
Withheld	707,793
Broker non-votes	40,393,724

In addition to the Directors above, the following Directors’ terms of office continued after the Annual Meeting: Jenniffer D. Deckard, Michael C. Kearney, William P. Kelly, Michael G. Fisch, Charles D. Fowler, Matthew F. LeBaron and Lawrence N. Schultz.

(ii) The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was approved with the following votes:

For	154,213,646
Against	285,813
Abstain	1,175,397
Broker non-votes	0

For information on how the votes for the above matters were tabulated, see the Company’s Definitive Proxy Statement used in connection with the Annual Meeting of Stockholders on May 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRMOUNT SANTROL HOLDINGS INC.

Date: May 11, 2016	By:	/s/ David J. Crandall
David J. Crandall Senior Vice President, General Counsel and Secretary